Exhibit 99.1

COLONY FINANCIAL ANNOUNCES

FIRST QUARTER 2012 FINANCIAL RESULTS

Los Angeles, CA, May 2, 2012/Business Wire/ – Colony Financial, Inc. (NYSE: CLNY) (the “Company”) today announced financial results for the first quarter ended March 31, 2012.

First Quarter 2012 Highlights

•

Increased Core Earnings, a non-GAAP financial measure, to $15.5 million, or $0.47 per basic and diluted share, from $7.4 million in the first quarter of 2011. Net income attributable to common stockholders increased to $12.1 million, or $0.37 per basic and diluted share, from $7.4 million in the first quarter of 2011

•

Favorably completed the William Lyon Homes senior secured term loan restructuring and subsequent to quarter end, sold an approximate 11% pari-passu participation interest at par pricing to the upsized loan amount; successfully foreclosed on a 103-hotel portfolio securing the Company’s Hotel Portfolio Mezzanine Loans investment that was on non-accrual status for all of the fourth quarter of 2011; and continued progress resolving loans in various smaller balance loan portfolios at values well in excess of our purchase price basis

•

Acquired interests in two junior mortgage participations and one senior CMBS bond totaling approximately $50 million of new equity investment; invested in a joint venture formed for the purpose of acquiring and renting single family homes to be held for investment purposes

•	Participated in a secondary public offering of First Republic Bank common stock selling approximately $10.5 million of the Company’s position at approximately two times our original acquisition basis

•	Declared and paid a first quarter dividend of $0.34 per share of common stock, up from $0.32 per share in the first quarter last year

•	Raised net proceeds of approximately $140.3 million through an underwritten public offering of 5,800,000 shares of the Company’s 8.5% Series A Cumulative Redeemable Perpetual Preferred Stock

•

Subsequent to quarter end, the Company has closed or is in final documentation involving five investments totaling approximately $85 million of equity investment; and the Company sold or is in final documentation to sell participations and/or senior loan positions in four of its investments totaling approximately $53 million of proceeds

First Quarter Operating Results

For the first quarter of 2012, equity in income of unconsolidated joint ventures and interest income and other income from affiliates contributed $15.4 million and $6.4 million, respectively, to total income of $21.8 million. Total expenses for the quarter were $8.4 million including administrative expenses of $1.8 million. During the first quarter of 2012, the Company reported net income attributable to common stockholders of $12.1 million, or $0.37 per basic and diluted share. Colony Financial’s Core Earnings were $15.5 million, or $0.47 per basic and diluted share, for the first quarter of 2012. Core Earnings excludes the impact of non-cash equity compensation expense, incentive fee, depreciation expense and a net unrealized loss on derivatives.

“2012 is a milestone year in our evolution as we have achieved critical mass and aggregated a very diverse portfolio of higher yielding commercial real estate debt investments. Through partial and full monetizations of mature positions along with our recent issuance of perpetual preferred stock, we are able to redeploy capital and grow the company accretively without issuing more common stock,” said Richard Saltzman, the Company’s President and Chief Executive Officer. “During this past quarter, we are also very excited to have started investing proactively in the distressed single family home market through buying homes for rentership, arguably the largest macro opportunity emanating from the recent financial crisis. We will report more on this topic in ensuing periods.”

First Quarter Activity

•

WLH Investor, a joint venture between the Company and investment funds managed by affiliates of the Company’s manager, made a $206 million senior secured loan (“WLH Loan”) to William Lyon Homes (“WLH”) in October 2009. WLH emerged from pre-packaged bankruptcy in February 2012 amending the WLH Loan into a new upsized $235 million senior secured term loan (without requiring additional funding from WLH Investor) with a 10.25% interest rate (reduced from the previous 14.0%), and a term expiring on January 31, 2015. WLH Investor also received a restructuring fee of 1% of the amended WLH Loan amount. Subsequent to quarter end, WLH Investor sold a $25 million, or 11%, pari-passu participation interest in the restructured loan to a third party investor at a par price in relation to the upsized loan amount of $235 million. The Company has a 24% ownership in WLH investor.

•

The Company and an investment fund managed by an affiliate of the Company’s manager completed the foreclosure on a pledge of equity in an entity that indirectly owns a portfolio of 103 limited-service hotels located in 12 states across the United States. This pledge of equity collateralized the $39 million second mezzanine loan the Company, alongside the same investment fund, had acquired in April 2010. As a result, this subsidiary now owns 100% of the indirect equity interests in the entities that own the properties. Also, the Company, alongside an investment fund managed by an affiliate of the Company’s manager, owns the $39 million first mezzanine loan acquired in August 2011 and it remains outstanding.

•

As part of First Republic Bank’s secondary offering of common stock, ColFin FRB Investor, LLC (“FRB Investor”), a joint venture between the Company and investment funds managed by affiliates of the Company’s manager, sold 6.2 million shares of First Republic Bank’s common stock. Following this offering, FRB Investor owns approximately 13.4 million shares (approximately 10% ownership interest) in First Republic Bank, and the Company indirectly owns approximately 793,000 shares in First Republic Bank through its interest in FRB Investor. This most recent secondary sale represented a cumulative sale of approximately 50% of our original share holdings and returned approximately 96% of our original cost basis.

•

The Company and an investment fund managed by an affiliate of the Company’s manager sold their remaining Grubb & Ellis Company (“G&E”) $14 million senior secured term loan. The loan was sold to an unrelated third party at a slight discount to our original cost. The sale occurred prior to G&E’s bankruptcy filing, and the Company no longer has any direct exposure to G&E.

•

The Company invested $25 million for an 11% interest in a joint venture, which acquired the most senior bond and the interest-only certificate in a CMBS trust that owns approximately 270 first mortgage multifamily loans. The Company expects the portfolio to yield an approximate unlevered 10% current cash yield based on the purchase price with additional upside return potential if loans are resolved in excess of the discounted purchase price.

•

The Company invested $25 million for a 50% interest in a joint venture, which acquired, at a slight discount to the aggregate unpaid principal balance of $52 million, the two most junior mortgage participation interests in a newly restructured first mortgage secured by five full-service hotels. The junior mortgage participation interests have a maturity of March 2014 and bear interest at a blended rate of LIBOR plus 915 basis points with a yield-to-maturity of 13% using a flat LIBOR curve and may be prepaid in full at any time without penalty.

•

The Company invested in a joint venture created for the purpose of acquiring and renting single family homes for investment purposes. Thus far, the joint venture has acquired or is in escrow to acquire 220 homes in Arizona, California and Nevada for total purchase price consideration of approximately $22 million. The Company’s corresponding share of these investments and commitments is $11 million and this investment is expected to grow significantly.

Activities Subsequent to First Quarter 2012

•

The Company and an investment fund managed by an affiliate of the Company’s manager sold a $26 million senior A-note in the $39 million performing first mortgage secured by two landmark properties in Manhattan. The Company’s share of this sale was $19 million and the retained B-note is expected to generate a current cash yield in excess of 15% and a yield-to-maturity of 17%.

•

Since the beginning of 2012, eight loans in the portfolio of 25 commercial real estate first mortgage loans purchased in December 2009 from a U.S. life insurance company and the portfolio of 10 performing and one delinquent commercial real estate first mortgage loans also purchased in December 2009 prepaid at par or were resolved. The Company’s share of cumulative net proceeds was $14 million against our cost basis of $10 million realizing an internal rate of return of 17% and a multiple of 1.4x our cost basis.

•

The Company is currently in final negotiations to sell the first mortgage component of the first mortgage and mezzanine loans secured by all assets of a destination spa resort located in Arizona. Going forward, the Company will only own the mezzanine component which is expected to generate a current cash yield of approximately 15%.

•

In addition to our single family home joint venture investment, the Company and investment funds managed by an affiliate of the Company’s manager are in final documentation to close on four investments totaling $145 million, of which the Company’s share will be approximately $75 million. The investments include the discounted purchase of a performing first mortgage loan at 88% of par, the purchase of a performing junior mortgage participation at a coupon of LIBOR plus 1200 basis points, the discounted purchase of a non-performing loan at 16% of par and a hotel portfolio mezzanine loan origination with a 15% yield-to-maturity.

Credit Facility

As of May 2, 2012, the Company had total capacity of approximately $152 million on its credit facility, of which none was drawn.

Preferred Stock Offering

On March 20, 2012, the Company completed an underwritten public offering of 5,800,000 shares of the Company’s 8.5% Series A Cumulative Redeemable Perpetual Preferred Stock with a liquidation preference of $25 per share. The net offering proceeds, after deducting underwriting discounts and commissions and offering costs, were approximately $140.3 million. The Company used the majority of the proceeds to repay amounts outstanding under the Credit Facility.

Equity Compensation Incentive Plan

In January 2012, the Company awarded an aggregate 475,000 restricted shares of its common stock to the Company’s executive officers (including its chief financial officer) and certain employees of the Manager under the Company’s equity incentive plan. The awards vest over a three-year period as follows: 25% in March 2012 and 25% on each of the first three anniversaries of the grant date.

Book Value

The Company’s GAAP book value per common share was $18.15 on March 31, 2012, compared to GAAP book value of $18.48 per common share on December 31, 2011. As of March 31, 2012, the Company had 33,108,163 shares of common stock outstanding. Book value per common share decreased primarily due to the underwriting discounts and commissions and offering costs associated with the Preferred Stock Offering and the issuance of 475,000 restricted shares of common stock as part of the Equity Compensation Incentive Plan.

Fair Value

If the Company accounted for all of its financial assets and liabilities at fair value, the net fair value of the Company’s financial assets and liabilities at March 31, 2012 would have been $46.9 million in excess of the net carrying value of the Company’s financial assets and liabilities as of the same date.

Dividend

The Company’s Board of Directors declared a dividend of $0.34 per share of common stock for the quarter ended March 31, 2012. The dividend was paid April 13, 2012, to shareholders of record on March 30, 2012. The Company’s dividend policy is set by its Board of Directors and will be evaluated on a quarterly basis based upon the deployment of the Company’s capital and its taxable earnings and cash flow.

Core Earnings

Core Earnings, a non-GAAP financial measure, is used to compute incentive fees payable to the Company’s manager and the Company believes it is a useful measure for investors to better understand the Company’s recurring earnings from its core business. For these purposes, “Core Earnings” mean the net income (loss), computed in accordance with GAAP, excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with the formation of the Company and the Initial Public Offering, including the initial and additional underwriting discounts and commissions, (iii) the incentive fee, (iv) real estate depreciation and amortization, (v) any unrealized gains or losses from mark to market valuation changes (other than permanent impairment) that are included in net income, (vi) one-time events pursuant to changes in GAAP and (vii) non-cash items which in the judgment of management should not be included in Core Earnings. For clauses (vi) and (vii), such exclusions shall only be applied after discussions between the Manager and the Independent Directors and approval by a majority of the Independent Directors.

Conference Call

Colony Financial will host a conference call at 7 a.m. PT / 10 a.m. ET on Thursday, May 3, 2012, to discuss results for the quarter ended March 31, 2012. To participate in the event by telephone, please dial (877) 941-1428 five to ten minutes prior to the start time (to allow time for registration) and use conference ID 4531563. International callers should dial (480) 629-9665 and enter the same conference ID number. For those unable to participate during the live broadcast, a replay will be available beginning

May 3, 2012, at 10 a.m. PT / 1 p.m. ET, through May 17, 2012, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (877) 870-5176 (U.S.), and use passcode 4531563. International callers should dial (858) 384-5517 and enter the same conference ID number. The call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at www.colonyfinancial.com. To listen to the live webcast, please visit the site at least 15 minutes prior to the start of the call in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s Web site.

About Colony Financial, Inc.

Colony Financial, Inc. is a real estate finance and investment company that is focused primarily on acquiring and originating commercial real estate loans and real estate-related debt at attractive risk-adjusted returns. Secondary debt purchases may include performing, sub-performing or non-performing loans (including loan-to-own strategies). Colony Financial has elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Colony Financial is a component of the Russell 2000® and the Russell 3000® indices. For more information, visit www.colonyfinancial.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking: business and investment strategy; investment portfolio; projected operating results; ability to obtain financing arrangements; financing and advance rates for the Company’s target assets; general volatility of the markets in which the Company invests; expected investments; expected co-investment allocations and related requirements; interest rate mismatches between the Company’s target assets and its borrowings used to fund such investments; changes in interest rates and the market value of the Company’s target assets; changes in prepayment rates on the Company’s target assets; effects of hedging instruments on the Company’s target assets; rates of default or decreased recovery rates on the Company’s target assets; the degree to which the Company’s hedging strategies may or may not protect the Company from interest and foreign exchange rate volatility; impact of changes in governmental regulations, tax law and rates, and similar matters; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the 1940 Act; availability of investment opportunities in mortgage-related and real estate-related investments and other securities; availability of qualified personnel; the Company’s understanding of its competition; and market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy.

All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on

Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 9, 2012 and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact:

Colony Financial, Inc.

Darren Tangen

Chief Financial Officer

(310) 552-7230

Addo Communications, Inc.

Lasse Glassen

(310) 829-5400

lasseg@addocommunications.com

Media Contact:

Owen Blicksilver P.R., Inc.

Caroline Luz

(203) 656-2829

caroline@blicksilverpr.com

(FINANCIAL TABLES FOLLOW)

COLONY FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2012 (Unaudited)	December 31, 2011
ASSETS
Cash	$37,749	$3,872
Investments in unconsolidated joint ventures	513,708	443,500
Loans held for investment, net	182,431	232,619
Loan held for sale	19,511	—
Beneficial interests in debt securities, available-for-sale, at fair value	31,960	32,427
Other assets	15,242	15,101

Total assets	$800,601	$727,519

LIABILITIES AND EQUITY
Liabilities:
Line of credit	$—	$69,000
Secured financing	13,801	13,845
Accrued and other liabilities	14,847	16,304
Due to affiliates	3,694	3,788
Dividends payable	11,257	11,092

Total liabilities	43,599	114,029

Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 8.5% Series A Cumulative Redeemable Perpetual liquidation preference of $25 per share, 50,000,000 shares authorized, 5,800,000 and no shares issued and outstanding, respectively	58	—
Common stock, $0.01 par value, 450,000,000 shares authorized, 33,108,163 and 32,624,889 shares issued and outstanding, respectively	331	326
Additional paid-in capital	741,576	599,470
Retained earnings	6,721	5,510
Accumulated other comprehensive loss	(2,259)	(2,330)

Total stockholders’ equity	746,427	602,976
Noncontrolling interests	10,575	10,514

Total equity	757,002	613,490

Total liabilities and equity	$800,601	$727,519

COLONY FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Income
Equity in income of unconsolidated joint ventures	$15,441	$8,484
Interest income	5,826	2,165
Other income from affiliates	550	561

Total income	21,817	11,210

Expenses
Management fees (including $1,756 and $0 of share based compensation, respectively)	4,520	1,296
Investment expenses	680	687
Interest expense	1,494	510
Administrative expenses	1,754	1,515

Total expenses	8,448	4,008

Net unrealized loss on derivatives	(180)	—
Foreign exchange loss, net of foreign currency hedges	(48)	(54)

Income before income taxes	13,141	7,148
Income tax provision (benefit)	364	(228)

Net income	12,777	7,376
Net income attributable to noncontrolling interests	309	13

Net income attributable to Colony Financial, Inc.	12,468	7,363
Preferred dividends	376	—

Net income attributable to common stockholders	$12,092	$7,363

Net income per common share:
Basic	$0.37	$0.42

Diluted	$0.37	$0.41

Weighted average number of common shares outstanding:
Basic	32,646,700	17,378,000

Diluted	32,655,800	17,840,500

COLONY FINANCIAL, INC.

CORE EARNINGS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
GAAP net income attributable to common stockholders	$12,092	$7,363
Adjustments to GAAP net income to reconcile to Core Earnings:
Noncash equity compensation expense	1,916	30
Incentive fee	413	—
Depreciation expense	850
Net unrealized loss on derivatives	180	—

Core Earnings	$15,451	$7,393

Basic	$0.47	$0.43

Diluted	$0.47	$0.41

Basic weighted average number of common shares outstanding	32,646,700	17,378,000

Diluted weighted average number of common shares outstanding	32,655,800	17,840,500